RYDER SCOTT COMPANY
PETROLEUM ENGINEERS                                FAX:  (303) 623-4258
                                                   TELEPHONE (303) 623-9147

600 SEVENTEENTH STREET    SUITE 900N    DENVER, COLORADO 80202



                         CONSENT OF RYDER SCOTT COMPANY


     We consent to the use of our report respecting EuroGas, Inc.'s (the "Company"), properties and the discussion of such report as contained in the Company's quarterly report of Form 10-Q for the quarter ended March 31, 1998.

                                          Very truly yours,

                                          /s/ Ryder Scott Company

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS


Denver, Colorado
May 12, 1998



CALGARY OFFICE: 1850, 355-8TH AVENUE, S.W., CALGARY, ALBERTA T2P 1C9 TELEPHONE (403) 262-2799 FAX (403) 262-2790

HEADQUARTERS: 1100 LOUISIANA, SUITE 3800, HOUSTON, TEXAS 77002
TELEPHONE (713) 651-9191